                           INTEREST PURCHASE AGREEMENT

AGREEMENT dated as of the 30th day of June, 2003, by and between ORNI 7, LLC, a
Delaware limited liability company (the "Buyer"), and Far West Capital, Inc., a
Utah corporation and 1-A Enterprises, a Nevada general partnership (severally and jointly the "Seller").

                                   WITNESSETH:

WHEREAS, Seller owns a five percent (5%) membership interest (the "Target
Interest") in U.S. Energy Geothermal LLC (the "Company"); and

WHEREAS, the Buyer desires to purchase the Target Interest from the Seller, and the Seller desires to sell the Target Interest to the Buyer.

NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the Seller and the Buyer hereby agree as follows:

          1. SALE AND PURCHASE OF INTEREST.

               (a) Subject to the terms and conditions of this Agreement, the
Buyer shall purchase from the Seller and the Seller shall sell to the Buyer, the
Target Interest for the purchase price of hundred and fifty thousand dollars (US
$150,000) (the "Purchase Price"), payable as provided in Section 1(b) below.

               (b) The Purchase Price shall be payable as follows: Buyer shall make payment in cash, in an amount of Purchase Price to Seller at the Closing
(as defined below) by wire transfer in immediately available funds to an account designated by Seller in Schedule 1(b).

               (c) The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place by exchange of documents, at the offices of Chadbourne & Parke LLP, 1200 New Hampshire Ave., N.W., Washington
D.C, 20036, at 10:00 a.m. on the date of this Agreement which is contemplated to be on or before June 30, 2003 or such other date and place as the Buyer and the
Seller may mutually determine (the "Closing Date").

               (d) At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents required to be delivered under
Section 11(a) of this Agreement and (ii) the Buyer will deliver to the Seller the various certificates, instruments and documents required to be delivered under Section 11(b) of this Agreement and shall pay the consideration specified in Section 1(b) above.

          2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER.

The Seller, hereby represents and warrants to, and covenants and agrees with the
Buyer, as follows:

               (a) The Target Interest constitutes five percent (5%) of the outstanding membership interest of the Company.

               (b) Seller has the full right, power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This
Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against it in accordance with its terms.

               (c) The Seller holds of record and owns beneficially the Target
Interest set forth above, free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands except as provided in the Limited Liability
Company Agreement of Steamboat Envirosystems, LLC, dated as of December 6, 1996
(the "Operating Agreement"). The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any membership interests of the Company
(other than this Agreement and the Operating Agreement").

          3. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer hereby represents and warrants to, and covenants and agrees with the
Seller and the Company, as follows:

               (a) The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is in good standing under the laws of each jurisdiction where such qualification is required. The
Buyer has full power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by
it.

               (b) The Buyer has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This
Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

               (c) The Buyer has made provision for cash funding of the entire
Purchase Price and knows of no reason why the full Purchase Price will not be paid at the Closing.

               (d) The Buyer understands, acknowledges and agrees that in the past there has been an agreement between the owners of the Steamboat 1 and 1-A facilities and the owners of the Steamboat 2 and 3 facilities, which provides that the owners of the Steamboat 2 and 3 facilities have the right and license to connect to and utilize, on a non-exclusive basis, the fire-fighting tank, pump and related piping located at the Steamboat 1 and 1-A facilities for purposes of feeding the fire fighting system located at the Steamboat 2 and 3 facilities; and that as consideration for such rights owners' only costs for such rights is 1) replacing water as needed to

keep the tank full, and 2) maintaining and testing the tank, pump and related piping as reasonably necessary to assure that they are constantly in proper working order; and that the term of such right and license shall be for 30 years and for so long thereafter as the owners of such facilities operate their respective geothermal power plants; and that such agreement is binding on the respective owners and their heirs, successors and assigns; and in connection with this Agreement Buyer and its related entities, affiliates, successors and assigns reaffirm, acknowledge and agree that the previous agreement shall be terminated and replaced by a new agreement attached hereto as Schedule 3(d).
Buyer shall cause the Company to execute such agreement.

          4. BUYER'S CONDITIONS TO CLOSING.

The obligation of the Buyer to purchase the Target Interest is subject to the satisfaction or fulfillment prior to or at Closing of each of the following conditions (any or all of which may be waived by the Buyer in its sole and absolute discretion):

               (a) The representations and warranties set forth in Section 2 above shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

               (b) The Company and the Seller shall have performed and complied with all of their covenants hereunder in all material respects through the
Closing Date.

               (c) There shall not be in effect any law or any injunction, judgment, order, decree, ruling, or change nor shall any of the foregoing be pending or threatened in any federal, state, local, or foreign jurisdiction that would (i) prevent consummation of any of the transactions contemplated by this
Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the
Buyer to own the Target Interest and to control the Company.

               (d) All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required under Section 11 or otherwise to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

          5. SELLER'S CONDITIONS TO CLOSING.

The obligation of the Seller to sell the Target Interest is subject to the satisfaction or fulfillment prior to or on the Closing Date of each of the following conditions (any or all of which may be waived by the Seller in its sole and absolute discretion):

               (a) The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the
Closing Date.

               (b) The Buyer shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date.

               (c) There shall not be in effect any law or any injunction, judgment, order, decree, ruling, or change nor shall any of the foregoing be pending or threatened in any federal, state, local, or foreign jurisdiction that would (i) prevent consummation of any of the

transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii)
affect adversely the right of the Seller to sell the Target Interest and to control the Company.

               (d) All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required under Section 11 or otherwise to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

          6. TERMINATION.

               (a) This Agreement may be terminated by the Seller in the event of a material breach of a representation or covenant by the Buyer which is not cured within ten days after Buyer's receipt of a written notice to cure such breach from Seller.

               (b) This Agreement may be terminated by the Buyer in the event of a material breach of a representation or covenant by the Seller which is not cured within ten days after Seller's receipt of a written notice to cure such breach from Buyer.

               (c) This Agreement may be terminated by either Buyer or Seller in the event the sale contemplated hereby does not close on or before 30 days of the execution of this Agreement by providing written notice to the other party provided that the party exercising such termination right is not in material breach of a presentation or covenant under this Agreement at the time of such notice.

          7. DISCLAIMER.

Except for the representations and warranties made by Seller set forth in
Section 2 the parties acknowledge that: i) Seller is a passive, minor interest holder in the Company and has not participated in the management of the Company and has not and does not make any representations or warranties with respect to the Company or the Target Interest; ii) the Seller has made no representation or warranty regarding the financial results, financial condition, operations, assets (physical condition or otherwise), liabilities (actual, contingent, liquidated, unliquidated), value or prospects of the Company; and iii) the Buyer is purchasing the Target Interest as is/where is with all faults, defects, liabilities and risks and is accepting and assuming the full risk relating to such faults, defects and liabilities; Buyer has had a full opportunity to conduct due diligence including a site visit and review of all relevant documentation respecting the Company and its business.

          8. MUTUAL COOPERATION.

The parties hereto shall cooperate reasonably and in good faith to obtain any approvals to or provide post-closing notifications of the sale contemplated hereby from government regulatory agencies, lenders, labor unions, customers, vendors, landlords, lessors and others necessary to consummate the transactions contemplated hereby.

          9. EXPENSES.

Each party shall bear its own internal expenses and those of any third party engaged by it in connection with this Agreement and the transactions contemplated hereby.

          10. PURCHASE FOR INVESTMENT.

Buyer is purchasing the Target Interest hereunder for investment for its own account and not with a view to the distribution thereof. Buyer understands that the sale of the Target Interest hereunder has not been registered under the
Securities Act of 1933, as amended (the "Securities Act"), by reason of an exemption from the registration provisions thereof which depends, among other things, upon the bona fide nature of Buyer's investment intent as expressed herein. Buyer understands that there is no public market for the Target Interest and no assurance that a public market for the Target Interest will ever develop and acknowledges that the Target Interest must be held indefinitely unless they are subsequently registered under the Securities Act or sold pursuant to an exemption from the registration provisions thereof.

          11. CLOSING DATE.

The parties agree that at Closing:

               (a) The Seller shall deliver (or cause to be delivered) to the
Buyer against delivery of the items listed in Section 11(b):

                    1. an assignment and assumption agreement respecting the
          Target Interest duly executed by Seller;

                    2. certificate of Good Standing or equivalent of the Seller from the Utah Department of Commerce and Nevada Secretary of State;

                    3. a certificate of the resolutions of the Seller's
          governing body approving the transactions contemplated hereby;

                    4. a certificate of an executive officer of the Seller to
          the effect that the conditions set forth in Section 4 have been satisfied;

                    5. copy of the executed Option Agreement relating to the
          sale and purchase of 100% of the Company ("Option Agreement") between the Buyer and ART LLC, an affiliate of Seller, dated the Closing Date;

                    6. copy of the executed O&M Agreement between the Company
          and SB Geo, Inc., an affiliate of Seller, dated the Closing Date;

                    7. copy of the executed agreement regarding the use of fire water supply between Steamboat Development Corp., an affiliate of
          Seller and US Energy Geothermal, LLC dated the Closing Date;

                    8. such other instruments as the Buyer or its counsel shall reasonably deem necessary to consummate the transactions contemplated hereby.

               (b) The Buyer shall deliver (or cause to be delivered) to the
Seller against delivery of the items listed in Section 11(a):

                    1. the Purchase Price;

                    2. an assignment and assumption agreement respecting the
          Target Interest duly executed by Buyer;

                    3. a certificate of Good Standing of the Buyer from the
          Secretary of State of Delaware;

                    4. a certificate of the resolutions of the Buyer's Board of
          Directors approving the transactions contemplated hereby;

                    5. a certificate of an executive officer of the Buyer to the effect that the conditions set forth in Section 5 have been satisfied;

                    6. copy of the executed Option Agreement relating to the
          sale and purchase of 100% of the Company ("Option Agreement") between the Buyer and ART LLC, an affiliate of Seller, dated the Closing Date;

                    7. copy of the executed O&M Agreement between the Company
          and SB Geo, Inc., an affiliate of Seller, dated the Closing Date;

                    8. copy of the executed agreement regarding the use of fire water supply between Steamboat Development Corp., an affiliate of
          Seller and US Energy Geothermal, LLC dated the Closing Date;

                    9. such other instruments as the Seller or its counsel shall reasonably deem necessary to consummate the transactions contemplated hereby.

          12. INDEMNIFICATION.

               (a) Subject to the following provisions of this Section 12,
Seller shall defend, indemnify and hold harmless Buyer and its respective permitted assigns and agents, employees, officers, directors, shareholders, subsidiaries and Affiliates and anyone else acting for or on behalf of Buyer and their permitted assigns ("Buyer Indemnitees"), from and against all Damages
(excluding incidental or consequential damages incurred by Buyer Indemnitees;
provided, however, that such exclusion shall not apply to any third party claim against Buyer Indemnitees) suffered, sustained or incurred by Buyer Indemnitees as a result of or arising out of, or in connection with (i) any breach of any
Seller's representation, warranty or covenant contained in Section 2 of this
Agreement, and (ii) any distributions due to Far West Capital, Inc. under the
Operating Agreement accruing on or before the Closing Date of the transaction contemplated

hereby. Damages means all liabilities, assessments, levies, losses, fines, penalties, damages, costs and expenses or any kind or character. Without limiting the generality of the foregoing, Damages include reasonable attorneys', arbitrators', accountants', investigators', environmental consultants' and experts' fees and expenses, sustained or incurred in connection with the enforcement or defense by an Indemnitee of its rights and remedies under this
Agreement or any agreement, instrument or document executed or to be delivered in connection with this Agreement. Indemnification under this section shall be the sole remedy of the Buyer Indemnitees for items for which indemnification is provided under this section (other than actual fraud).

               (b) Subject to the following provisions of this Section 12, Buyer shall defend, indemnify and hold harmless Seller and its permitted assigns and agents, employees, officers, directors, shareholders, subsidiaries and
Affiliates and anyone else acting for or on behalf of Seller and its permitted assigns ("Seller Indemnitees"), from and against all Damages (excluding incidental or consequential damages incurred by Seller Indemnitees; provided, however, that such exclusion shall not apply to any third party claim against
Seller Indemnitees) sustained or incurred by Seller as a result of or arising out of, or in connection with (i) any breach of any Buyer's representation, warranty or covenant contained in this Agreement (ii) except as set forth in
Section 12(a) hereof, the operation of the business of the Company after the time of Closing on the Closing Date. Indemnification under this section shall be the sole remedy of Seller Indemnitees for items for which indemnification is provided under this section (other than for actual fraud).

               (c) The parties hereto agree that the provisions of this Section
12 shall govern any claims for indemnification under this Agreement. If and when an indemnified party desires to assert a claim for Damages against an indemnifying party pursuant to the provisions of this Agreement, the indemnified party shall deliver to the indemnifying party reasonably promptly after its receipt of a claim or specific and affirmative awareness of a potential claim, a certificate signed by the indemnified party (the "Notice of Claim"): (i) stating the amount of Damages (to the extent then known); and, (ii) specifying to the extent possible (A) the individual items of Damages included in the amount so stated, (B) the date each such item is to be paid or accrued and (C) the basis upon which Damages are claimed. The indemnified party and the indemnifying party shall proceed, in good faith, and using reasonable efforts, to agree upon the amount of such Damages. If the indemnifying party does not notify the indemnified party within thirty (30) days of the giving of such Notice of Claim that the indemnifying party disputes such Damages, the amount of such Damages shall be conclusively deemed a liability of the indemnifying party hereunder.

               (d) Each and every controversy or claim arising out of or
relating to indemnification for Damages pursuant to Section 12(a) or 12(b) of this Agreement which the indemnifying Party and the indemnified Party (the
"Parties") have not resolved by themselves shall first be referred to a non-binding mediation to be held in Reno, Nevada before a certified mediator reasonably acceptable to both Parties. Such mediation shall be held within 30 calendar days of the written request of one of the Parties for such mediation.
The Parties shall split the fees for such mediation and otherwise bear their own costs.

               (e) If either party shall receive notice or have knowledge of any third party action that may result in a claim for indemnification against the other party pursuant to this Section (a "Claim"), such party shall promptly give the other party notice of such Claim. The

parties shall consult and cooperate with each other regarding the response to and defense of such Claim, and the indemnifying party shall be entitled to assume the defense in respect of such Claim, including the right to select and direct legal counsel and to accept or reject offers of settlement, all at its sole cost and expense, provided that no such settlement shall be made without the written consent of the Parties, such consent not to be unreasonably withheld. Nothing herein shall prevent an indemnified party from retaining its own counsel and participating in its own defense at its own cost and expense.

               (f) The indemnitees set forth in Section 12 shall survive the
Closing only as to Claims for indemnification that are made within 27 months of the Closing.

               (g) Notwithstanding anything contained herein, in no event shall the aggregate amount of indemnification payable by the Buyer to Seller
Indemnitees or by the Seller to Buyer Indemnitees, exceed the Purchase Price.
The parties agree that the amount of any indemnification payment otherwise required to be made by the Buyer or the Seller hereunder shall be determined net of insurance proceeds. In particular, the amount of an indemnification payment shall be (i) the amount of the Damages (determined without regard to insurance proceeds or tax adjustments), (ii) minus any insurance payments received by the indemnified person attributable to the Damages.

          13. TAXES.

               (a) Transfer Taxes. Seller, on the one hand, and Buyer, on the other, shall bear in equal portions and pay all sales, use, transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") if any, arising out of or in connection with the sale of the Target Interest pursuant to this Agreement.

               (b) Refunds. Any refund or credit of pre-closing taxes or overlap period taxes paid by Seller on account of the Target Interest shall be for the benefit of Seller. Company shall pay any such refund to Seller within thirty
(30) days after the Company receives such refund or actually realize the benefit of such credit.

          14. MISCELLANEOUS.

               (a) This Agreement shall be governed by and construed in
accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely therein. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no strict rule of construction shall be applied against any party.

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

               (c) This Agreement represents the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to

this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

               (d) The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

               (e) All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular.

               (f) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

               (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

               (h) The schedules identified in this Agreement are incorporated herein by reference and made part hereof.

               (i) The parties hereto agree to take such further reasonable actions and to execute, acknowledge and deliver, in proper form, such other reasonable documentation as is reasonably necessary in complying in good faith with the intent of this Agreement.

               (j) The Buyer agrees to cause the Company to apply for a change of the name of the Company to any name that does not contain "US Energy" or "Far
West" within thirty (30) days of the Closing.

               (k) Any notice or other communication required or permitted hereunder or under the Addendum shall be in writing and shall be delivered by federal express or similar overnight courier service next business day delivery as follows:

If to Seller, one copy to:   Far West Capital, Inc.
                             Attn: Ronald E. Burch
                             50 West Liberty, #750
                             Reno, Nevada 89501
                             Fax: (775) 321-4440

With a copy to:              Thomas A. Quinn
                             5816 South Cove Creek Lane
                             Murray, Utah 84107
                             Fax (801) 263-1522

With a copy to:              Robert K. Mouritsen
                             337 North 2370 West, #216
                             Salt Lake City, Utah 84116
                             Fax (801) 266-5155

If to Buyer:                 ORNI 7, LLC
                             980 Greg Street
                             Sparks, NV 89431
                             Attn: President
                             Fax: 775-356-9039

With copy to:                Perkins Coie LLP
                             1201 Third Avenue
                             40th Floor
                             Seattle, WA 98101-3099
                             Attn: Robert Giles
                             Fax: 1-206-583-8500

Each such notice or other communication shall be effective if given by any means set forth above, when delivered at the address specified. Any party by notice given in accordance herewith to the other party may designate another address or person for receipt of notices hereunder.

               (l) Execution by Facsimile. In the interest of time, each party agrees that execution of signature pages of this Agreement, any Schedule and the
Exhibits hereto followed by transmission of such pages by facsimile/telecopier will be legally binding upon each party. After each party has executed and transmitted signature pages, each party agrees to execute hard copies of this
Agreement, any Schedule and the Exhibits hereto.

               (m) Expenses. Except as otherwise expressly provided in this
Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

               (n) Public Announcements. No press releases or similar public announcements concerning this Agreement and the transactions contemplated hereby will be issued by any party without the prior consent of the other Party, except as such release or public announcement may be required by law (including, for the avoidance of doubt, rules and regulations of any stock exchange), in which case the party required to make the release or public announcement will, to the extent practicable, consult with the other parties regarding such release or announcement in advance thereof.

               (o) Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or

                                       10

condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

               (p) No Third Party Beneficiary. Except as expressly provided in
Section 12 hereof, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

               (q) No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto, except for (a)
assignments and transfers by operation of law, (b) assignments and transfers by
Buyer of its rights, interests or obligations hereunder, in whole or in part, to an affiliate with the consent of Seller, which shall not be unreasonably withheld or delayed, but no such assignment referred to in clause (b) shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Notwithstanding anything to the contrary in the Agreement, Buyer may freely sell, assign, transfer, pledge, hypothecate, mortgage and/or dispose of, by gift or otherwise, or in any way encumber, the Target Interest (as defined in the Agreement), without requiring the approval or consent of Seller, if the
Option (as defined in the Option Agreement) has expired or terminated.

               (r) Jurisdiction and Venue. Each Party hereto hereby irrevocably and unconditionally consents and agrees that any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby may be brought in the Nevada state court having subject matter jurisdiction located in the Reno, Nevada, and, by execution and delivery of this
Agreement and any other documents executed in connection herewith, each such
Party hereby (i) accepts the non-exclusive jurisdiction of the aforesaid courts,
(ii) irrevocably agrees to be bound by any final judgment (after any and all appeals) of any such court with respect to such documents, (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings with respect to such documents brought in any such court, and further irrevocably waives, to the fullest extent permitted by law, any claim that any such action, or proceeding brought in any such court has been brought in any inconvenient forum, (iv) agrees that service of any process, summons, notice or document in any such action may be effected by mailing a copy thereof by U.S. registered or certified mail, postage prepaid, to such Party at its address set forth in
Section 14(k), or at such other address of which the other Party hereto shall have been notified will be effective service for any action, suit or proceeding brought against it in any such court and (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or limit the right to bring any suit, action or proceeding in any other jurisdiction.

               (s) Waiver of Trial by Jury. EACH PARTY HERETO HEREBY KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN
RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN
CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN
CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS
(WHETHER

                                       11

VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL
INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

               (t) Waiver of Consequential Damages. EXCEPT AS PROVIDED IN
SECTION 12, NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, IN
NO EVENT SHALL ANY PARTY OR ITS AFFILIATES, OR ITS RESPECTIVE PARTNERS,
OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE HEREUNDER AT ANY
TIME FOR PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT LOSS OR DAMAGE OF ANY
OTHER PARTY OR ANY OF SUCH PARTY'S AFFILIATES, INCLUDING LOSS OF PROFIT, LOSS OF
REVENUE OR ANY OTHER SPECIAL OR INCIDENTAL DAMAGES, WHETHER IN CONTRACT, TORT
(INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND EACH PARTY HEREBY
EXPRESSLY RELEASES THE OTHER PARTIES, THEIR AFFILIATES AND THEIR RESPECTIVE
OFFICERS, DIRECTORS, EMPLOYEES AND REPRESENTATIVES THEREFROM.

               (u) Further Assurances. Seller and Buyer each agree, upon the request of the other Party from time to time before and after the Closing Date, to do, execute, acknowledge and deliver such other acts, consents, instruments, documents and other assurances as may be reasonably necessary to carry out and perform the transactions contemplated by this Agreement.

               (v) Attorneys' Fees. In the event of any suit or other proceeding between the Parties with respect to any of the transactions contemplated hereby or subject matter hereof, each Party shall be responsible for its own attorneys'
fees and costs (including at the trial and appellate levels) and expenses of investigation.

               [The rest of this page is intentionally left blank.
                      The next page is the signature page]

                                       12

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first aforesaid.

                                            SELLER:

                                            FAR WEST CAPITAL, INC.

                                            By: /s/ [illegible]
                                                --------------------------------
                                            Its: President

                                            1-A ENTERPRISES

                                            By: /s/ [illegible]
                                                --------------------------------
                                            Its: Member

                                            BUYER:

                                            ORNI 7, LLC

                                            By: /s/ Ran Raviv
                                                --------------------------------

                                                By: Ormat Nevada Inc.
                                                    Manager of ORNI 7 LLC
                                                       Name: Ran Raviv
                                                       Its: Vice President

                                       13

                                  SCHEDULE 1(B)

                                WIRE INSTRUCTIONS

Account Name:     Far West Capital, Inc.

Account Number:   004961701648

ABA Number:       122400724

Bank:             Bank of America

Branch:           7th and McCarran
                  4998 West 7th Street
                  Reno, NV  89503
                  (775) 746-6004
                  Attn: Kris Tiexeira

                                  SCHEDULE 3(D)

                  AGREEMENT REGARDING USE OF FIRE WATER SUPPLY

     This Agreement Regarding Use of Water Supply (this "Agreement") is entered into this ______ day of _______________, 2003, by and between Steamboat
Development Corp. ("SDC"), a Utah corporation, and US Energy Geothermal, LLC
("SB1/1A"), a Delaware limited liability company.

                                    RECITALS

     A.   SB1/1A has a 200,000 gallon water storage tank (the "Tank") and diesel pump (the "Pump") maintained for fire-fighting purposes at its
          Steamboat Springs geothermal plant site ("Steamboat 1"), approximately
          10 miles south of Reno, Nevada.

     B.   SDC has built two 12 MW geothermal power plants ("Steamboat 2 & 3") on the Towne Lease immediately adjacent to the east of Steamboat 1.

     C.   SDC desires to contract with SB1/1A the use of the Tank and the Pump exclusively for purposes of feeding fire water to the fire-fighting system for Steamboat 2 & 3.

     D.   The purpose of this Agreement is to provide the terms and conditions under which SDC will be able to connect with and utilize the Tank and the Pump, as described above.

                                    AGREEMENT

     Now therefore, based on the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   SB1/1A hereby grants to SDC the right to connect to and utilize, on a non-exclusive basis, the Tank, the Pump and directly related piping, without interfering with SB1/1A's activities, exclusively for purposes of feeding the fire-fighting system in a reasonable manner at the
          Steamboat 2 & 3 power plants, subject to the availability of water and the making of all payments as provided in paragraph 2 below.

     2.   As consideration for the right granted in paragraph 1 above, SDC agrees to pay all costs and expenses involved in 1) replacing water as needed to keep

                                        2

          the Tank full, 2) maintaining and testing the Tank, the Pump and related piping as reasonably necessary to ensure that they are constantly in proper working order, and 3) connecting to and utilizing the Tank, the Pump and related piping.

     3.   The term of such right shall be for 30 years from the date hereof and for so long thereafter as each party hereto owns and operates its respective geothermal power plant, provided that this Agreement shall terminate automatically if the Tank, the Pump or related piping are destroyed or damaged, unless corrective action is funded by SDC in full.

     4.   This Agreement is binding on the heirs, successors and permitted assigns of the parties hereto.

     5.   This Agreement contains the entire agreement of the parties hereto with respect to the subject matter agreed to herein and shall not be amended or modified except by a writing signed by authorized representatives of each party hereto.

     6.   In the event of a dispute between the parties with respect to the interpretation or enforcement of any provision of this Agreement, it is agreed that action shall be brought exclusively in the Nevada state court having subject matter jurisdiction located in Reno, Nevada and that the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief to which that party may be entitled.

     7.   THE PARTIES AGREE THAT ALL OTHER PREVIOUS AGREEMENTS RESPECTING THE
          RIGHTS OF SDC TO USE THE FIRE WATER FACILITIES DESCRIBED HEREIN ARE,
          AND HAVE BEEN TERMINATED. SB1/1A ARE RELEASED FROM ANY LIABILITIES AND
          CLAIMS THEREUNDER.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                            STEAMBOAT DEVELOPMENT CORP.

                                            By:
                                                --------------------------------
                                            Its:
                                                 -------------------------------

                                       3

                                            US ENERGY GEOTHERMAL, LLC

                                            By: ORNI 7, LLC, sole member of
                                            US Energy Geothermal LLC

                                            By: Ormat Nevada, Inc., Manager of
                                                ORNI 7 LLC

                                                By:
                                                    ----------------------------
                                                Its:
                                                    ----------------------------

                                       4